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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2017

Lonestar Resources US Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37670	81-0874035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

600 Bailey Avenue, Suite 200

Fort Worth, Texas 76107

(Address of principal executive office) (Zip Code)

(817) 921-1889

(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On June 21, 2017, Lonestar Resources US Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting, among other things, that on June 15, 2017, the Company completed its acquisition (the “Marquis Acquisition”) from SN Marquis LLC, a subsidiary of Sanchez Energy Corporation, of certain oil and natural gas assets in Fayette, Gonzales and Lavaca Counties, Texas (the “Marquis Acquisition Properties”). This Current Report on Form 8-K/A amends Item 9.01 of the Original Form 8-K to include the statements of revenue and direct operating expenses associated with the Marquis Acquisition Properties and unaudited pro forma financial information with respect to the Marquis Acquisition, required by Items 9.01(a) and (b) of Form 8-K, respectively, which were not included in the Original Form 8-K pursuant to Items 9.01(a)(4) and (b)(2) of Form 8-K.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of business acquired.

The audited statement of revenue and direct operating expenses associated with the Marquis Properties for the fiscal year ended December 31, 2016 and the unaudited statement of revenue and direct operating expenses associated with the Marquis Properties for the three months ended March 31, 2017 are filed as Exhibit 99.1 to this Current Report on Form 8-K/A.

(b) Pro forma financial information.

The unaudited pro forma consolidated financial information of the Company for the fiscal year ended December 31, 2016 and as of and for the three months ended March 31, 2017 is filed as Exhibit 99.2 to this Current Report on Form 8-K/A.

(d) Exhibits.

      Exhibit

      NumberDescription

122110525400001811020254000099.1

Audited statement of revenue and direct operating expenses associated with the Marquis Acquisition Properties for the fiscal year ended December 31, 2016 and unaudited statement of revenue and direct operating expenses associated with the Marquis Acquisition Properties for the three months ended March 31, 2017.

99.2	Unaudited pro forma consolidated financial information of the Company for the fiscal year ended December 31, 2016 and as of and for the three months ended March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lonestar Resources US Inc.

Dated: July 10, 2017	By:	/s/ Frank D. Bracken III
		Name:	Frank D. Bracken III
		Title:	Chief Executive Officer

      Exhibit

     Number Description

99.1

Audited statement of revenue and direct operating expenses associated with the Marquis Acquisition Properties for the fiscal year ended December 31, 2016 and unaudited statement of revenue and direct operating expenses associated with the Marquis Acquisition Properties for the three months ended March 31, 2017.

99.2	Unaudited pro forma consolidated financial information of the Company for the fiscal year ended December 31, 2016 and as of and for the three months ended March 31, 2017.

Exhibit 99.1

STATEMENT OF REVENUE AND DIRECT OPERATING EXPENSES

OF THE MARQUIS ACQUISITION PROPERTIES

Independent Auditor’s Report	2
Statement of Revenue and Direct Operating Expenses of the Marquis Acquisition Properties	3
Notes to Statement of Revenue and Direct Operating Expenses of the Marquis Acquisition Properties	4

1

Independent Auditor’s Report

The Board of Directors

Lonestar Resources US Inc.

We have audited the accompanying statement of revenue and direct operating expenses of certain oil and natural gas properties of SN Marquis, LLC (the “Marquis Acquisition Properties”) as described in Note 1, acquired on June 15, 2017 by Lonestar Resources US Inc., for the year ended December 31, 2016, and the related notes to the statement of revenue and direct operating expenses.

Management's Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the statement of revenue and direct operating expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statement of revenue and direct operating expenses that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the statement of revenue and direct operating expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and direct operating expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statement of revenue and direct operating expenses. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the statement of revenue and direct operating expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the statement of revenue and direct operating expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statement of revenue and direct operating expenses.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the statement of revenue and direct operating expenses referred to above presents fairly in all material respects, the revenue and direct operating expenses of the Marquis Acquisition Properties for the year ended December 31, 2016, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying statement of revenue and direct operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in the notes to the statement of revenue and direct operating expenses and is not intended to be a complete presentation of the operations of the Marquis Acquisition Properties. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

Dallas, Texas

July 10, 2017

2

STATEMENT OF REVENUE AND DIRECT OPERATING EXPENSES

OF THE MARQUIS ACQUISITION PROPERTIES

FOR THE YEAR ENDED DECEMBER 31, 2016 AND THREE MONTHS ENDED MARCH 31, 2017

(in thousands)

	Three Months Ended	Year Ended
	March 31,	December 31,
	2017	2016
($ in thousands)	(Unaudited)
Revenue
Oil	$6,005	$27,356
Gas	142	267
Natural gas liquids	462	1,839
Total Revenue	6,609	29,462
Direct Operating Expenses
Lease Operating	2,067	11,371
Production and ad valorem taxes	327	1,462
Total direct operating expenses	2,394	12,833

Revenue in excess of direct operating expenses	$4,215	$16,629

See accompanying notes to statement of revenue and direct operating expenses

3

NOTES TO THE STATEMENT OF REVENUE AND DIRECT

OPERATING EXPENSES OF THE MARQUIS ACQUISITION PROPERTIES

Note 1 – BASIS OF PRESENTATION

The accompanying financial statement presents the revenue and direct operating expenses of the oil and natural gas properties acquired pursuant to a Purchase and Sale Agreement dated May 25, 2017 among SN Marquis LLC (“SN Marquis”) and Lonestar Resources US Inc. (“Lonestar”) for the year ended December 31, 2016 (the “Marquis Acquisition Properties"). Pursuant to the Purchase and Sale Agreement, Lonestar acquired interests in certain Eagle Ford Basin oil and gas properties in Fayette, Gonzales and Lavaca County, Texas, including production from interests in 104 producing wells for a cash purchase price of approximately $50 million which consisted of approximately $44 million in cash and $6 million in Lonestar Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock). The acquisition of the Marquis Acquisition Properties closed on June 15, 2017.

The accompanying statement of revenue and direct operating expenses of the Marquis Acquisition Properties does not include indirect general and administrative expenses, interest expense, depreciation, depletion and amortization, or any provision for income taxes. Lonestar's management believes historical expenses of this nature incurred by SN Marquis associated with the properties are not indicative of the costs to be incurred by Lonestar.

Revenue in the accompanying statement of revenue and direct operating expenses is recognized based on the Marquis Acquisition Properties' share of any given period's production volumes and revenue received for the period. The direct operating expenses are recognized based on the Marquis Acquisition Properties' share of direct costs including production taxes, lifting costs, gathering, well repair and well workover costs. Direct costs do not include general corporate overhead.

Historical financial information reflecting financial position, results of operations, and cash flows of the Marquis Acquisition Properties is not presented because it would be impractical and costly to obtain since such financial information was not historically prepared by SN Marquis. Other assets acquired and liabilities assumed were not material. In addition, the Marquis Acquisition Properties were a part of a larger enterprise prior to the acquisition by Lonestar, and representative amounts of indirect general and administrative expenses, depreciation, depletion and amortization, interest and other indirect costs were not necessarily allocated to the Marquis Acquisition Properties acquired, nor would such allocated historical costs be relevant to future operations of the Marquis Acquisition Properties. Accordingly, the historical statement of revenue and direct operating expenses of the Marquis Acquisition Properties is not indicative of the financial conditions or results of operations going forward. The historical statement of revenue and direct operating expenses of SN Marquis’ interest in the Marquis Acquisition Properties is presented in order to substantially comply with the rules and regulations of the Securities and Exchange Commission (the “SEC”) for businesses acquired.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 – SUBSEQUENT EVENTS

Lonestar has evaluated subsequent events through July 10, 2017, the date the accompanying statement of revenue and direct operating expenses was available to be issued. There were no material subsequent events that required recognition or additional disclosure in the accompanying statement of revenue and direct operating expenses.

4

Note 3 – SUPPLEMENTARY OIL AND GAS INFORMATION (UNAUDITED)

The following reserve estimates have been prepared internally by Lonestar’s petroleum engineers as of December 31, 2016.  The reserve estimates have been prepared in accordance with SEC rules and accounting standards based on the 12-month unweighted arithmetic average of the first-day-of-the-month prices as of December 31, 2016 with appropriate adjustments for location, quality, gathering and marketing adjustments

(a)	Reserve Quantity Information

Proved reserves are estimated quantities of natural gas, crude oil and NGLs which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Below are the net quantities of total proved reserves and proved developed reserves of the Marquis Acquisition Properties. An analysis of the change in estimated quantities of reserves, all of which are located within the United States, is presented below.

				Oil Equivalent
	Oil (MBbl)	NGL (MBbl)	Gas (MMcf)	(Mboe)
Proved reserves as of January 1, 2016	15,297	2,994	13,495	20,540
Revisions of previous estimates (1)	(10,051)	(1,853)	(8,436)	(13,310)
Production	(689)	(156)	(654)	(954)
Proved reserves as of December 31, 2016	4,557	985	4,405	6,276
Proved developed reserves:
As of December 31, 2016	3,376	782	3,524	4,745
Proved undeveloped reserves:
As of December 31, 2016	1,181	203	881	1,531

(1)

Included in revisions during 2016, were negative price revisions of approximately13.3 MMBoe primarily as a result of the average oil price of $42.75 in the January 1, 2017 reserves as compared to $50.28 in the January 1, 2016 reserves.  Included in negative price revisions were 40 gross (39 net) PUD locations that were removed as a result of the lower price.

(b)	Standardized Measure of Discounted Future Net Cash Flows

The standardized measure related to proved oil, gas and NGL reserves for the Marquis Acquisition Properties is summarized below. This summary is based on a valuation of proved reserves using discounted cash flows based on SEC pricing applicable for each year, costs and economic conditions and a 10% discount rate. The additions to proved reserves from new discoveries and extensions and the impact of changes in prices and costs associated with proved reserves could vary significantly from year to year. Accordingly, the information presented below is not an estimate of the fair value of the Marquis Acquisition Properties and should not be considered indicative of any trends.

5

Standardized Measure of Oil and Gas

December 31, 2016
(in thousands)
Future cash inflows	$206,104
Future Cost
Production	(139,210)
Development	(23,734)
Future inflows before tax	43,160
Future income tax expense	(15,106)
Future net cash flows	28,054
Discount of 10% per annum	(2,228)
Standardized measure of discounted future net cash flows	$25,826

In accordance with SEC and Financial Accounting Standards Board (“FASB”) requirements, our estimated net proved reserves and standardized measure at December 31, 2016 utilized prices (subsequently adjusted for quality and basis differentials) based on the twelve month unweighted average of the first of the month prices of West Texas Intermediate (“WTI”) oil price which equates to $42.75 per Bbl, approximately $12.40 per Bbl of NGL calculated as 29% of the WTI oil price per Bbl, and an average Henry Hub spot gas price which equates to $2.48 per MMBtu of gas.

The following table sets forth the changes in standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the periods indicated.

Changes in Standardized Measure

December 31, 2016
(in thousands)
Standardized measure, beginning of year	$95,553
Accretion of discount	9,555
Net change in sales price net of production costs	(36,512)
Changes in estimated future development costs	29,562
Extensions, discoveries and improved recovery	—
Purchase of minerals in place	—
Changes of production rates (timing) and other	(40)
Revision of quantity estimates	(41,757)
Net change in income taxes	(13,906)
Sales of oil and gas produced, net of production costs	(16,629)
Standardized measure, end of year	$25,826

6

Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On June 15, 2017, Lonestar Resources US Inc. (“Lonestar”, the “Company”, “we”, and “our”) acquired certain oil and gas assets in Fayette, Gonzales and Lavaca Counties, Texas (the “Marquis Acquisition”). The unadjusted purchase price for the Marquis Acquisition was approximately $50 million consisting of (i) approximately $44 million in cash and (ii) 1,500,000 million shares valued at approximately $6 million of the Company’s Series B Preferred Stock.

Also on June 15, 2017, the Company acquired certain oil and gas properties in Dewitt, Gonzales and Karnes Counties, Texas (the “Battlecat Acquisition” and, together with the Marquis Acquisition, the “Acquisitions”).  The unadjusted purchase price for the Battlecat Acquisition was approximately $60 million consisting of (i) $55 million in cash and (ii) 1,184,632, shares valued at approximately $4.8 million of the Company’s Series B Preferred Stock.

Upon closing of the Acquisitions, Lonestar acquired 115 gross / 80.3 net producing oil and gas wells, with Lonestar owning an average 70% working interest in the producing wells.  The leasehold acquired total 30,219 gross / 21,238 net acres, with Lonestar owning an average 70% working interest in the leasehold.  Lonestar initially identified during the acquisition process 85 gross / 73 net proved undeveloped drilling locations in the Lower Eagle Ford Shale.  The Company has identified an additional 34 gross / 24 net drilling locations in the Lower Eagle Ford Shale to which proved reserves have not been assigned.

The cash consideration for the Acquisitions was provided by (a) the sale of 5,400 shares of Lonestar’s Series A-1 Preferred Stock, par value $0.001 per share (the “Series A-1 Preferred Stock”) and 74,600 shares of Lonestar’s Series A-2 Preferred Stock, par value $0.001 per share (the “Series A-2 Preferred Stock” and, together with the Series A-1 Preferred Stock and the Series A-2 Preferred Stock, the “Series Preferred Stock”) to Chambers Energy Capital III, LP (“Chambers”), in each case at a price of $975 per share for an aggregate amount of approximately $77.7 million (less transaction costs), and (b) borrowings of approximately $23.7 million under Lonestar’s Senior Secured Credit Facility.  The non-cash consideration for the Acquisitions consisted of the issuance of the Company’s Series B Preferred Stock.

The accompanying pro forma consolidated financial statements present the Marquis Acquisition along with (a) the related issuances of Series Preferred Stock and Series B Preferred Stock and (b) borrowings from the Senior Secured Credit Facility.  The Battlecat Acquisition is not included in the accompanying pro forma financial statements as it did not meet the significance tests under Regulation S-X of the Securities Act. These unaudited statements have been developed by applying pro forma adjustments to our historical financial statements and the Marquis Acquisition Properties statement of revenue and direct operating expenses for the periods presented. The unaudited pro forma statement of income data for the periods presented gives effect to the Marquis Acquisition and related transactions as if they had been completed on January 1, 2016. The unaudited pro forma balance sheet gives effect to the Marquis Acquisition and related transactions as if they had occurred on March 31, 2017.

The pro forma adjustments related to the purchase price allocation of the Marquis Acquisition are preliminary and are subject to revision as additional information becomes available. Revisions to the preliminary purchase price allocation may have a significant impact on the pro forma amounts of total assets, total liabilities and stockholders’ equity and depreciation, depletion and amortization expense. The pro forma adjustments related to the Marquis Acquisition reflect the fair values allocated to the acquired assets as of the acquisition date and do not necessarily reflect the fair values that would have been recorded if the acquisition had occurred on January 1, 2016 or March 31, 2017.

The unaudited pro forma consolidated financial statements should be read together with the historical financial statements of Lonestar and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and the historical statement of revenue and direct operating expenses for the Marquis Acquisition properties filed as Exhibit 99.1 in this Current Report on Form 8-K/A.

The unaudited pro forma consolidated financial statements are included for informational purposes only and do not purport to reflect the results of operations or financial position that would have occurred had the Marquis Acquisition and related financing occurred on the assumed acquisition date. Accordingly, they should not be relied upon as indicative of our results of operations or financial position had the Marquis Acquisition and related financing occurred on the date assumed because they necessarily exclude various operating expenses. Additionally, the unaudited pro forma consolidated financial statements are not a projection of our results of operations or financial position for any future period or date.

Lonestar Resources US, Inc.
Pro Forma Consolidated Balance Sheet (UNAUDITED)
(In thousands, except share and per share amounts)

	March 31, 2017
		Pro Forma		Lonestar
	Lonestar	Adjustments		Pro Forma
Assets
Current assets
Cash and cash equivalents	$3,884	$57,544	(a)	$61,428
Accounts receivable:
Oil, natural gas liquid and natural gas sales	6,194	—		6,194
Joint interest owners and other, net	599	—		599
Related parties	1,711	—		1,711
Derivative financial instruments	2,980	—		2,980
Prepaid expenses and other	2,773	—		2,773

Total current assets	18,141	57,544		75,685

Oil and gas properties, net, using the successful efforts method of accounting	442,311	51,995	(b)	494,306
Other property and equipment, net	1,273	—		1,273
Derivative financial instruments	2,015	—		2,015
Other noncurrent assets	1,645	—		1,645
Restricted certificates of deposit	76	—		76

Total assets	$465,461	$109,539		$575,000

See notes to Unaudited Pro Forma Consolidated Financial Statements

Lonestar Resources US, Inc.
Pro Forma Consolidated Balance Sheet (UNAUDITED)
(In thousands, except share and per share amounts)

	March 31, 2017
		Pro Forma		Lonestar
	Lonestar	Adjustments		Pro Forma
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$11,356	$—		$11,356
Accounts payable – related parties	253	—		253
Oil, natural gas liquid and natural gas sales payable	4,050	—		4,050
Accrued liabilities	14,821	2,369	(d)	17,190
Accrued liabilities – related parties	126	—		126
Derivative financial instruments	145	—		145

Total current liabilities	30,751	2,369		33,120

Long-term debt	214,450	23,649	(c)	238,099
Deferred tax liability	39,611	—		39,611
Other non-current liabilities	6,107	—		6,107
Equity warrant liability	788	—		788
Equity warrant liability - related parties	1,501	—		1,501
Asset retirement obligations	2,670	1,905	(b)	4,575

Total liabilities	295,878	27,923		323,801

Commitments and contingencies

Mezzanine equity
Series A-2 preferred stock, $0.001 par value; 74,600 issued and outstanding	—	72,735	(e)	72,735

Stockholders’ equity
Class A voting common stock, $0.001 par value, 100,000,000 shares authorized, 21,822,015 issued and outstanding	142,652	—		142,652
Class B non-voting common stock, $0.001 par value, 5,000 shares authorized, 2,500 issued and outstanding	—	—		—
Series A-1 and Series B preferred stock, $0.001 par value, 1,505,400 shares issued and outstanding	—	2	(e)	2
Additional paid-in capital	87,382	10,124	(e)	97,506
Accumulated deficit	(60,451)	(1,245)	(d)	(61,696)

Total stockholders’ equity	169,583	81,616		251,199

Total liabilities and stockholders’ equity	$465,461	$109,539		$575,000

See Notes to Unaudited Pro Forma Consolidated Financial Statements

Lonestar Resources US, Inc.
Pro Forma Consolidated Statement of Operations (UNAUDITED)
(In thousands, except per share data)

	Three Months March 31, 2017
	Lonestar	Marquis (f)	Pro Forma Adjustments		Pro Forma Lonestar
Revenues
Oil sales	$14,489	$6,005	$—		$20,494
Natural gas sales	1,456	142	—		1,598
Natural gas liquid sales	1,671	462	—		2,133

Total revenues	17,616	6,609	—		24,225

Costs and expenses
Lease operating and gas gathering	2,956	2,067	—		5,023
Production, ad valorem, and severance taxes	1,037	327	—		1,364
Depletion, depreciation, and amortization	12,122	—	1,142	(g)	13,264
Accretion of asset retirement obligations	20	—	—		20
Loss on sale of oil and gas properties	142	—	—		142
Stock-based compensation	178	—	—		178
General and administrative	2,492	—	—		2,492

Total costs and expenses	18,947	2,394	1,142		22,483

(Loss) income from operations	(1,331)	4,215	(1,142)		1,742

Other income (expense)
Interest expense	(5,032)	—	(355)	(h)	(5,387)
Unrealized gain on warrants	2,270	—	—		2,270
Gain on derivative financial instruments	8,746	—	—		8,746

Total other income (expense), net	5,984	—	(355)		5,629

Income (loss) before income taxes	4,653	4,215	(1,497)		7,371

Income tax expense	(1,587)	—	(993)	(j)	(2,580)

Income (loss) before dividends	3,066	4,215	(2,490)		4,791

Preferred stock dividends	—	—	(1,800)	(i)	(1,800)

Net income (loss) attributable to common stockholders	$3,066	$4,215	$(4,290)		$2,991

Earnings per share:
Basic	$0.14				$0.08
Diluted	$0.13				$0.08
Weighted average shares outstanding - basic	21,822,015		—		21,822,015
Weighted average shares outstanding - diluted	22,833,615		—	(k)	22,833,615

See Notes to Unaudited Pro Forma Consolidated Financial Statements

Lonestar Resources US, Inc.
Pro Forma Consolidated Statement of Operations (UNAUDITED)
(In thousands, except per share data)

	Year Ended December 31, 2016
	Lonestar	Marquis (f)	Pro Forma Adjustments		Pro Forma Lonestar
Revenues
Oil sales	$46,954	$27,356	$—		$74,310
Natural gas sales	7,165	267	—		7,432
Natural gas liquid sales	3,853	1,839	—		5,692

Total revenues	57,972	29,462	—		87,434

Costs and expenses
Lease operating and gas gathering	16,232	11,371	—		27,603
Production, ad valorem, and severance taxes	3,287	1,462	—		4,749
Rig standby expense	2,261	—	—		2,261
Depletion, depreciation, and amortization	46,888	—	8,174	(g)	55,062
Accretion of asset retirement obligations	180	—	—		180
Gain on sale of oil and gas properties	(74)	—	—		(74)
Impairment of oil and gas properties	33,893	—	—		33,893
Stock-based compensation	448	—	—		448
General and administrative	11,319	—	—		11,319
Other expense	1,261	—	—		1,261

Total costs and expenses	115,695	12,833	8,174		136,702

(Loss) income from operations	(57,723)	16,629	(8,174)		(49,268)

Other income (expense)
Interest expense	(29,583)	—	(1,435)	(h)	(31,018)
Gain on disposal of bonds	28,480	—	—		28,480
Unrealized gain on warrants	568	—	—		568
Loss on derivative financial instruments	(8,672)	—	—		(8,672)

Total other income (expense), net	(9,207)	—	(1,435)		(10,642)

Income (loss) before income taxes	(66,930)	16,629	(9,609)		(59,910)

Income tax expense	(27,405)	—	—	(j)	(27,405)

Income (loss) before dividends	(94,335)	16,629	(9,609)		(87,315)

Preferred stock dividends	—	—	(7,200)	(i)	(7,200)

Net income (loss) attributable to common stockholders	$(94,335)	$16,629	$(16,809)		$(94,515)

Net income (loss) per common share attributable to common stockholders-basic and diluted	$(11.64)				$(11.66)
Weighted average common shares outstanding–basic and diluted	8,106,931				8,106,931

See Notes to Unaudited Pro Forma Consolidated Financial Statements

Note 1 – ADJUSTMENTS TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

a.

Represents proceeds of $77.7 million from the issuance of preferred stock and borrowings of approximately $23.7 million under our Senior Secured Credit Facility less approximately $44.0 million that was used to fund the cash portion of the Marquis Acquisition. $55 million of this was used to fund the Battlecat Acquisition, which is not included in the pro forma financial statements as it did not meet the significance tests under Regulation S-X of the Securities Act.

b.

Represents the purchase price allocation for the Marquis Acquisition of approximately $35.1 million to proved developed oil and gas properties, $15.0 million to proved undeveloped oil and gas properties and approximately $1.9 million to the asset retirement cost and the asset retirement obligation.

c.	Represents approximately $23.7 million borrowed under our Senior Secured Credit Facility to partially fund the Marquis Acquisition and Battlecat Acquisition.
d.

Represents the accrual for expenses of approximately $1.1 million related to the issuance of Series A Preferred Stock, and approximately $1.2 million related to the acquisition of the Marquis Properties.  The expenses for the issuance of Series A Preferred Stock were recorded as a net to additional paid-in capital in the Pro Forma Consolidated Balance Sheet.

e.

Represents the issuance of 74,600 shares of Series A-2 Preferred Stock to Chambers issued at $975 per share and convertible at $6 per share classified as Mezzanine Equity in the Pro Forma Consolidated Balance Sheet.  Also represented is the issuance of 5,400 shares of Series A-1 Preferred Stock to Chambers issued at $975 per share and convertible at $6 per share and the issuance of 1,500,000 shares of Series B Preferred Stock to SN Marquis LLC at a per share price of $3.99 for partial funding of the Marquis Acquisition properties classified as Preferred Stock in the Pro Forma Consolidated Balance Sheet.  Issuance of 1,184,632 Shares of Series B Preferred Stock to Battlecat Oil and Gas, LLC is not included as the Battlecat transaction did not meet the significance tests under Regulation S-X of the Securities Act.

f.	Represents the historical revenue and direct operating expenses of the Marquis Properties.
g.

Represents the increase in depletion, depreciation, amortization and accretion expense computed on a unit of production basis following the fair value allocation of the purchase price to prove oil and gas properties, as if the Marquis Acquisition was consummated on January 1, 2016.

h.

Represents the net increase in interest expense resulting from the incremental borrowings from the Senior Secured Credit Facility, assuming an average annual rate of interest of 6.0%, which was the approximate average annual rate of interest for the borrowing associated with the Marquis Acquisition.

i.	Represents dividends on the Series A Preferred Stock.
j.

There is no pro forma adjustment for income taxes in the year ended December 31, 2016, as the Company’s net operating loss carryforwards offset the income created by the Marquis Acquisition Properties.  Pro forma adjusted income tax is approximately $2.6 million for the three months ended March 31, 2017 based on the utilization of the Company’s corporate income tax rate of 35% applied to the pro forma Lonestar net income after pro forma adjustments of the Marquis Acquisition Properties.

k.

The Series A and Series B Preferred Stock are participating securities as they contain rights to receive nonforfeitable dividends at the same rate as common stock. EPS is computed under the two-class method, which is a method of computing EPS when an entity has both common stock and participating securities.  Under the two-class method, the income and distributions attributable to participating securities are excluded from the calculation of basic and diluted EPS and the participating securities are excluded from the weighted average shares outstanding.  An allocation of income attributable to participating securities of approximately $1.3 million was excluded from the calculation of basic EPS for the three months ended March 31, 2017.  The dilutive effect of the participating securities was calculated under the treasury stock method and the two-class method.  The EPS was more diluted under the two-class method.  As such, there is no difference in basic and diluted EPS for this pro forma.

Note 2 – SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED)

Estimated Net Quantities of Oil and Gas Reserves

The pro forma estimates of proved oil and gas reserves and discounted future net cash flows for the properties as of December 31, 2016 were prepared internally by Lonestar’s petroleum engineers. Users of this information should be aware that the process of estimating quantities of proved oil and gas reserves is very complex, requiring significant subjective decisions to be made in the evaluation of available geologic, engineering, and economic data for each reservoir. The data for any given reservoir may also change substantially over time as a result of numerous factors, including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. As a result, revisions to existing reserve estimates may occur from time to time. Although every reasonable effort is made to ensure reserve estimates reported represent the most accurate assessments possible, the subjective decisions and variance in available data for various reservoirs make estimates generally less precise than other estimates included in the statement of revenue and direct operating expenses disclosures.

The pro forma estimated proved net recoverable reserves presented below include only those quantities of oil and gas geologic and engineering data that demonstrate with reasonable certainty to be recoverable in future periods from known reservoirs under existing economic, operating and regulatory practices. Proved developed reserves represent only those reserves estimated to be recovered through existing wells. Proved undeveloped reserves include those reserves that may be recovered from new wells on undrilled acreage or from existing wells on which a relatively major expenditure for recompletion or secondary recovery operation is required. All of the pro forma properties' proved reserves set forth herein are located in the Continental United States. The estimate of reserves and the standardized measure of discounted future net cash flows shown below reflect Lonestar’s development plan for these properties.

The following tables set forth certain unaudited pro forma information concerning Lonestar’s proved oil, gas and NGL reserves for the year ended December 31, 2016, giving effect to the Marquis Acquisition as if it had occurred on January 1, 2016. The following tables provide a summary of the changes in estimated reserves for the periods presented.

	Lonestar	Marquis	Pro Forma Lonestar
	(Mboe)	(Mboe)	(Mboe)
Proved reserves as of January 1, 2016	40,202	20,540	60,742
Revisions of previous estimates (1)	(2,456)	(13,310)	(15,766)
Extensions, discoveries and other additions	6,660	—	6,660
Purchases of reserves in place	339	—	339
Sales of reserves in place	(2,048)	—	(2,048)
Production	(2,157)	(954)	(3,111)
Proved reserves as of December 31, 2016	40,540	6,276	46,816
Proved developed reserves:
As of December 31, 2016	10,998	4,745	15,743
Proved undeveloped reserves:
As of December 31, 2016	29,542	1,531	31,073

(1)

Included in revisions during 2016, were negative price revisions of approximately 13.0 MMBoe primarily as a result of the average oil price of $42.75 in the January 1, 2017 reserves as compared to $50.28 in the January 1, 2016 reserves.  Included in negative price revisions were 40 gross (39 net) PUD locations that were removed as a result of the lower price.

Standardized Measure of Discounted Future Net Cash Flows

The pro forma standardized measure related to proved oil, gas and NGL reserves, which give effect to the Marquis Acquisition Properties, is summarized below. This summary is based on a valuation of proved reserves using discounted cash flows based on SEC pricing applicable for each year, costs and economic conditions and a 10% discount rate. The additions to proved reserves from new discoveries and extensions and the impact of changes in prices and costs associated with proved reserves could vary significantly from year to year. Accordingly, the information presented below is not an estimate of fair value and should not be considered indicative of any trends.

The pro forma standardized measure of discounted future cash flows does not purport, nor should it be interpreted to present, estimates of the fair value of the properties. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, anticipated future changes in prices and costs and a discount factor more representative of the time value of money and risks inherent in reserve estimates. The following summary sets forth future net cash flows relating to proved oil and gas reserves based on the standardized measure prescribed by FASB ASC Topic 932.

Standardized Measure of Oil and Gas

	December 31, 2016
	Lonestar	Marquis	Pro Forma Lonestar
	(in thousands)
Future cash inflows	$1,206,106	$206,104	$1,412,210
Future Cost
Production	(452,784)	(139,210)	(591,994)
Development	(358,543)	(23,734)	(382,277)
Future inflows before income tax	394,779	43,160	437,939
Future income tax expense	(55,097)	(15,106)	(70,203)
Future net cash flows	339,682	28,054	367,736
Discount of 10% per annum	(193,849)	(2,228)	(196,077)
Standardized measure of discounted future net cash flows	$145,833	$25,826	$171,659

In accordance with SEC and Financial Accounting Standards Board (“FASB”) requirements, our estimated net proved reserves and standardized measure at December 31, 2016 utilized prices (subsequently adjusted for quality and basis differentials) based on the twelve month unweighted average of the first of the month prices of West Texas Intermediate (“WTI”) oil price which equates to $42.75 per Bbl, approximately $12.40 per Bbl of NGL calculated as 29% of the WTI oil price per Bbl, and an average Henry Hub spot gas price which equates to $2.48 per MMBtu of gas.

The following table sets forth the pro forma changes in standardized measure of discounted future net cash flows relating to proved oil and gas reserves for the periods indicated.

Changes in Standardized Measure

	December 31, 2016
	Lonestar	Marquis	Pro Forma Lonestar
	(in thousands)
Standardized measure, beginning of year	$268,426	$95,553	$363,979
Accretion of discount	29,430	9,555	38,985
Net change in sales price net of production costs	(66,406)	(36,512)	(102,918)
Changes in estimated future development costs	(5,036)	29,562	24,526
Extensions, discoveries and improved recovery	17,674	—	17,674
Purchase of minerals in place	3,280	—	3,280
Changes of production rates (timing) and other	(26,987)	(40)	(27,027)
Revision of quantity estimates	(23,573)	(41,757)	(65,330)
Net change in income taxes	5,229	(13,906)	(8,677)
Sales of oil and gas produced, net of production costs	(39,151)	(16,629)	(55,780)
Sales of minerals in place	(17,053)	—	—
Standardized measure, end of year	$145,833	$25,826	$171,659

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